Exhibit 10-30
AMENDMENT TO EMPLOYMENT AGREEMENT
BY AND BETWEEN
TELECOMMUNICATION SYSTEMS, INC. AND RICHARD A. YOUNG
     WHEREAS, TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (the “Company”) and Richard A. Young (“Employee”) have entered into an employment agreement, effective as of February 1, 2010 (the “Employment Agreement”);
     WHEREAS, the Company and Employee now desire to amend the Employment Agreement to modify the advance notice requirement for any resignation of employment and the limitations on the Employee’s sale or other disposition of common stock of the Company received under incentive stock awards; and
     WHEREAS, Section 12 of the Employment Agreement provides that all amendments must be in writing signed by both parties.
     NOW, THEREFORE, the Company and the Employee, for good and valuable consideration received and intending to be legally bound, agree that the Employment Agreement is hereby amended effective as of May 3, 2010, as follows:
1.	Section 3.3(a) is amended in its entirety to read as follows:
“(a)	In any given calendar year, Executive shall not sell or otherwise dispose of a number of shares of common stock of the Company acquired under Incentive Stock Awards in excess of the greater of:
(i)	40,000 shares (as adjusted to reflect any stock dividend, stock split or reverse stock split, of the Class A common stock of the Company); or

(ii)	the product of (A) ten percent (10%) times (B) the sum of (I) the number of shares of common stock of the Company to which Executive holds title, determined as of the date immediately before the proposed sale or disposition date, that were issued pursuant to an Incentive Stock Award, plus (II) seventy percent (70%) of the number of shares of common stock of the Company for which Incentive Stock Awards are exercisable determined as of the date immediately before the proposed sale or disposition date.”
2.	Section 3.3(b) is amended in its entirety to read as follows:
“(b)	In any given calendar quarter, Executive shall not sell or otherwise dispose of a number of shares of common stock of the Company acquired under Incentive Stock Awards in excess of the greater of:

(i)	10,000 shares (as adjusted to reflect any stock dividend, stock split or reverse stock split, of the Class A common stock of the Company); or

(ii)	the product of (A) two and one-half percent (2.5%) times (B) the sum of (I) the number of shares of common stock of the Company to which Executive holds title, determined as of the date immediately before the proposed sale or disposition date, that were issued pursuant to an Incentive Stock Award, plus (II) seventy percent (70%) of the number of shares of common stock of the Company for which Incentive Stock Awards are exercisable determined as of the date immediately before the proposed sale or disposition date.”
3.	Section 5.1.2 is amended by changing “30 days” to be “90 days” where used therein.

4.	Section 5.2.2 is amended by changing “30 days” to be “90 days” where used therein.

5.	In all other respects, the Employment Agreement is hereby ratified and confirmed.
     IN WITNESS WHEREOF, the Company and Employee have duly executed this Amendment to Employment Agreement, which document may be executed in two or more counterparts, each being an original and all of which, when taken together, shall be deemed one instrument.

WITNESS/ATTEST	TELECOMMUNICATION SYSTEMS, INC.

/s/ Bruce A. White	By:	/s/ Maurice B. Tose

	Title:	President, Chairman & CEO

	Date:	05/03/2010

EMPLOYEE

/s/ Bruce A. White	/s/ Richard A. Young

	Date:	05/03/2010